As filed with the Securities and Exchange Commission on July 28, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIRIUS SATELLITE RADIO INC.
(Exact name of Company as specified in its charter)

Delaware	52-170027
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(Address of principal executive offices)(Zip Code)
XM SATELLITE RADIO HOLDINGS INC. 2007 STOCK INCENTIVE PLAN
XM SATELLITE RADIO HOLDINGS INC. 1998 SHARES AWARD PLAN
XM SATELLITE RADIO HOLDINGS INC. TALENT OPTION PLAN
(Full title of the plans)

Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary
Sirius Satellite Radio Inc.
1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(Name and address of agent for service)
(212) 584-5100
(Telephone number, including area code, of agent for service)

Copies to:
Gary L. Sellers
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed
		Maximum	Proposed
		Offering	Maximum
	Amount to be	Price Per	Aggregate	Amount of
Title of Securities to be Registered	Registered(1)	Share(2)	Offering Price(2)	Registration Fee
Common Stock, $0.001 par value per share, issued pursuant to:
XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan	2,721,976	$4.08	$11,105,662	$436.45
XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan	60,162,931	$2.53	$152,212,215	$5,981.94
XM Satellite Radio Holdings Inc. 1998 Shares Award Plan	64,493,375	$4.08	$263,132,970	$10,341.13
XM Satellite Radio Holdings Inc. Talent Option Plan	511,750	$4.08	$2,087,940	$82.07
Total	127,890,032			$16,841.59

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of common stock as may be offered or issued as a result of stock splits, stock dividends and antidilution provisions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h) of the Securities Act, based upon (A) the average of the high and low prices per share of the Registrant’s Common Stock, as reported on the NASDAQ Global Select Market on June 24, 2008, for shares available for issuance pursuant to future share and/or option awards, and (B) the weighted average exercise price per share for all shares subject to outstanding options previously granted.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
          All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed by Sirius Satellite Radio Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1, filed on April 29, 2008;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

(c)	The Company’s Current Reports on Form 8-K filed on February 29, 2008, July 1, 2008 and July 28, 2008 (Item 8.01).

(d)	The description of the Company’s common stock contained in its Registration Statement on Form 8-A pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report updating such description.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Company’s Amended and Restated Articles of Incorporation provides that the Company, to the full extent permitted by law, shall indemnify any of its past and present directors, officers, employees or any person that is or was serving at the request of the Company as a director, officer or employee of another enterprise if they were or are a party to, or are threatened to be made a party to, any threatened, pending or complete action, suit or proceeding. The indemnification provided therein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and may be paid by the Company in advance of the final disposition of such action, suit or proceeding. In addition, the Company’s Amended and Restated Articles of Incorporation provide that the Company may, to the full extent permitted by law, indemnify any other person for any such expenses as to actions in their official capacity or actions in another capacity while holding such office.
          As permitted by Section 102(b)(7) of the DGCL, the Company’s Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Company for monetary damages for breach of fiduciary duty as a director, except for liability:
(i)	for any breach of the director’s duty of loyalty to the Company or its stockholders;

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)	for the unlawful payment of dividends on or redemption of the Company’s capital stock; or

(iv)	for any transaction from which the director derived an improper personal benefit.
          The Company has obtained policies insuring the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.
Item 9. Undertakings.
(a) The Company hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

(iv)	Any other communication that is an offer in the offering made by the Company to the purchaser.
(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of July, 2008.

SIRIUS SATELLITE RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick L. Donnelly and Ruth A. Ziegler as his or her true and lawful agents, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 28th day of July, 2008 by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Joseph P. Clayton Joseph P. Clayton	Chairman of the Board of Directors and Director	July 28, 2008
/s/ Mel Karmazin Mel Karmazin	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2008
/s/ David J. Frear David J. Frear	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2008
/s/ Adrienne E. Calderone Adrienne E. Calderone	Senior Vice President and Corporate Controller (Principal Accounting Officer)	July 28, 2008
/s/ Lawrence F. Gilberti Lawrence F. Gilberti	Director	July 28, 2008

Signature	Title	Date
/s/ James P. Holden James P. Holden	Director	July 28, 2008
/s/ Michael J. McGuiness Michael J. McGuiness	Director	July 28, 2008
/s/ James F. Mooney James F. Mooney	Director	July 28, 2008

     INDEX OF EXHIBITS

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.3	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001).

4.5	Form of certificate for shares of Common Stock (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 33-74782)).

4.6	XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2007).

4.7	XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended (incorporated by reference to Exhibit 4.1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-8 filed on July 3, 2003).

4.9	XM Satellite Radio Holdings Inc. Talent Option Plan (incorporated by reference to Exhibit 99.1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-8 filed on July 13, 2001).

5	Opinion of Patrick L. Donnelly.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Patrick L. Donnelly (filed as part of Exhibit 5).*

24	Power of Attorney (included as part of the signature page to this Registration Statement).*

*	Filed herewith